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Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS,
COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

 Offer To Exchange
Warrants to Acquire Ordinary Shares
of
YATRA ONLINE, INC.
for
Ordinary Shares of Yatra Online, Inc.
and Consent Solicitation

        THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME ON                                    , 2020, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

                , 2020

To Our Clients:

        Enclosed for your consideration are the Prospectus/Offer to Exchange dated                                    , 2020 (the "Prospectus/Offer to Exchange"), and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), which together set forth the offer of Yatra Online, Inc. (the "Company"), a Cayman Islands exempted company, to holders of an aggregate of 17,537,958 of its warrants to purchase one-half of one Ordinary Share, par value $0.0001 per share, of the Company (the "Ordinary Shares") for a purchase price of one-half of $11.50 (the "Warrants") to receive 0.075 of an Ordinary Share in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the "Offer"). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will be open until 11:59 p.m., Eastern Standard Time, on                                     , 2020, or such later time and date to which the Company may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the "Offer Period." The date and time at which the Offer Period ends is referred to as the "Expiration Date." Defined terms used but not defined in this letter shall have the meanings given to them in the accompanying Prospectus/Offer to Exchange.

        Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.075 of an Ordinary Share for each Warrant tendered by such holder and exchanged. Any Warrant holder that participates in the Offer may tender less than all of its Warrants for exchange.

        No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder. Yatra's obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of at least 8,768,979 Ordinary Shares (the "Minimum Tender Condition"), (b) a nonwaivable condition that the Consent Solicitation (as defined below) be approved by the requisite holders (the "Consent Solicitation Approval Condition"), and (c) the satisfaction of the conditions to completion of our proposed Merger with Ebix, Inc., as set forth in the Merger Agreement, dated July 16, 2019, between us, Ebix Inc. and EbixCash Travels Inc. (the "Merger Condition"), as further described in the Prospectus/Offer to Exchange and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which the Prospectus/Offer to Exchange is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in the Prospectus/Offer to Exchange. See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation".

        Subject to the Minimum Tender Condition, the Consent Solicitation Approval Condition, the Merger Condition and the other terms and conditions to the Offer set forth in the Prospectus/Offer to Exchange, the Company will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for an aggregate of 1,315,347 Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, the Company will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders.

        Concurrently with the Offer, the Company is also soliciting consents (the "Consent Solicitation") from holders of the Public Warrants (as defined below) to amend (the "Warrant Amendment") that certain Warrant Agreement, dated as of July 16, 2014, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by and between the company, Terrapin 3 Acquisition Corporation ("Terrapin") and Continental Stock Transfer & Trust Company (as amended, the "Warrant Agreement") that governs all of the Warrants to modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. Our publicly traded warrants to purchase Ordinary Shares that were issued in connection with our business combination between us and Terrapin completed on December 16, 2016 (the "Business Combination"), which entitle such warrant holders to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50, subject to adjustments, are referred to as the "Public Warrants." Our warrants to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50 that were privately issued as consideration in connection with the consummation of our Business Combination based on an exemption from registration under the Securities Act of 1933, as amended, are referred to as the "Private Warrants."

        Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, the Company's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrant. Holders of Public Warrants may not tender their Public Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and consent relating to the Public Warrants, and therefore by tendering Public Warrants for exchange, holders will deliver their consent. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Public Warrants you have tendered in the Offer. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time.

        THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

        Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

        On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.075 Ordinary Shares for each Warrant so tendered.

        We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.

        Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

        Please note the following:

  1.
  Your Warrants may be exchanged at the exchange rate of 0.075 of an Ordinary Share for every one of your Warrants properly tendered for exchange.

  2.
  The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation" in the Prospectus/Offer to Exchange.

  3.
  By tendering your Public Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not tender your Public Warrants without consenting to the Warrant Amendment.

  4.
  The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Standard Time, on                                     , 2020, or such later time and date to which the Company may extend.

        If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Standard Time, on                                    , 2020, or such later time and date to which the Company may extend.

        The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

 Instructions Form

Offer To Exchange
Warrants to Acquire Ordinary Shares
of
YATRA ONLINE, INC.
for
Ordinary Shares of Yatra Online, Inc.
and Consent Solicitation

        The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated              , 2020 (the "Prospectus/Offer to Exchange"), and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent"), which together set forth the offer of Yatra Online, Inc. (the "Company") to each holder of its warrants to purchase one-half of one Ordinary Share, par value $0.0001 per share, of the Company (the "Ordinary Shares") for a purchase price of one-half of $11.50 (the "Warrants") to receive 0.075 of an Ordinary Share in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the "Offer"), and the solicitation of consents (the "Consent Solicitation") from holders of the Warrants to amend (the "Warrant Amendment") that certain Warrant Agreement, dated as of July 16, 2014, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by and between the company, Terrapin 3 Acquisition Corporation (now known as Yatra USA Corp., or "Terrapin") and Continental Stock Transfer & Trust Company that governs all of the Warrants modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price.

        The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

        By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Public Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned's validly delivered consent to the Warrant Amendment; (iii) the Offer will be open until 11:59 p.m., Eastern Standard Time, on               , 2020, or such later time and date to which the Company may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the "Offer Period"); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the Ordinary Shares is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:
*
No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder. The Company's obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of at least 8,768,979 Ordinary Shares, (b) a nonwaivable condition that the Consent Solicitation (as defined above) be approved by the requisite holders, (c) the satisfaction of the conditions to completion of our proposed Merger with Ebix, Inc., as set forth in the Merger Agreement, dated July 16, 2019, between us, Ebix Inc. and EbixCash Travels Inc. (the "Merger Condition"), as further described in the Prospectus/Offer to Exchange and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in the Prospectus/Offer to Exchange. See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation".

**
Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

Signature(s):
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Taxpayer Identification Number:

Address(es):	(Including Zip Code)

Area Code/Phone Number:

Date:

QuickLinks

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
Offer To Exchange Warrants to Acquire Ordinary Shares of YATRA ONLINE, INC. for Ordinary Shares of Yatra Online, Inc. and Consent Solicitation
Instructions Form Offer To Exchange Warrants to Acquire Ordinary Shares of YATRA ONLINE, INC. for Ordinary Shares of Yatra Online, Inc. and Consent Solicitation